Exhibit 4.2

THIS WARRANT WAS ORIGINALLY ISSUED ON SEPTEMBER 11, 2012, AND SUCH ISSUANCE WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.  NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE ON EXERCISE HEREOF MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY HAS RECEIVED EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO IT.

COVER-ALL TECHNOLOGIES INC.

AMENDED AND RESTATED STOCK PURCHASE WARRANT

Date of Issuance: as of September 11, 2012	Certificate No. W-___

FOR VALUE RECEIVED, COVER-ALL TECHNOLOGIES INC., a Delaware corporation (the “ Company”), hereby grants _____________________________________, or its registered successors and/or assigns (individually and collectively, the “Registered Holder”) the right to purchase from the Company ___________ shares (the “Warrant Quantity”) of its Common Stock (defined below), at $1.48 per share, but the aggregate number of shares issuable on exercise of this Warrant, the Imperium Warrant and the Monarch Designee Warrant (each as defined below) shall not exceed 19.9% of the Company’s issued and outstanding shares of Common Stock (5,171,145 shares of Common Stock based on 25,857,730 shares of Common Stock issued and outstanding at September 11, 2012, adjusted for stock dividends, splits, combinations and similar events) without obtaining stockholder approval of such issuance.  Certain capitalized terms used in this Warrant are defined in Section 1 of this Warrant.  The amount and kind of securities obtainable pursuant to the rights granted under this Warrant and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

This Warrant is one of a series of Warrants, with an aggregate Warrant Quantity of 42,000 shares, issued pursuant to the engagement letter, dated June 25, 2012, between the Company and Monarch Capital Group, LLC (“Monarch”).

This Warrant is subject to the following provisions:

SECTION 1.

DEFINITIONS.  The following terms have the meanings set forth below:

“Additional Shares of Common Stock” means all shares (including treasury shares) of Common Stock issued or sold (or deemed to be issued or sold) by the Company after the Date of Issuance, whether or not subsequently reacquired or retired by the Company, other than:

(a)

shares issued upon the exercise of this Warrant;

(b)

such number of additional shares as may become issuable upon the exercise of this Warrant by reason of adjustments required pursuant to the anti-dilution provisions applicable to this Warrant as in effect on the Date of Issuance;

(c)

shares, warrants, options and other securities issued by the Company at any time to the Registered Holder or any affiliate of the Registered Holder;

(d)

in connection with an Approved Share Plan; and

(e)

shares issuable upon exercise of (x) the warrant to Imperium Commercial Finance Master Fund LP and/or its registered successors and/or assigns, dated the Date of Issuance, substantially in the form attached to this Warrant as Exhibit 1 (the “Imperium Warrant”), and (y) the warrant to Robert Nathan and/or his registered successors and /or assigns, as designated by Monarch, dated the Date of Issuance, substantially in the form attached to this Warrant as Exhibit II (the “Monarch Designee Warrant”).

“Aggregate Exercise Price ” shall have the meaning as set forth in Section 2B(i)(d)(1) below.

“Anti-Dilution Trigger Price” means the lower of (a) the Exercise Price or (b) the Current Market Price in effect immediately prior to an issue or sale that is described in Section 3 of this Warrant.

“Approved Share Plan” means any employee benefit plan that has been approved by the Company’s board of directors, pursuant to which the Company’s equity securities may be issued to any employee, officer, consultant or director for services provided to the Company.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Change of Control” means with respect to the Company on or after the Date of Issuance, that any direct or indirect change in the composition of the Company’s stockholders, of record or beneficially,  as of the Date of Issuance shall occur that would result in any stockholder or group acquiring 50.1% or more of any class of stock of the Company, or that any Person (or group of Persons acting in concert) shall otherwise acquire, directly or indirectly (including through affiliates), the power to elect a majority of the Board of Directors of the Company or otherwise direct the management or affairs of the Company by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

“Common Stock ” means the Company’s common stock, par value $0.01 per share and any other stock into which such common stock shall have been changed or any stock resulting from any reclassification of such common stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

“Convertible Securities” means any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for shares of Common Stock.

“Current Market Price” means, on any date specified herein, the average of the daily Market Price during the twenty (20) consecutive trading days immediately preceding such date, except that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

“Date of Issuance” means the date the Company initially issues this Warrant as set forth above.

“Demanding Security Holders” shall have the meaning as set forth in Section 5A below.

“Discontinuation Event” shall have the meaning as set forth in Section 5B(v) below.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Exercise Price” shall have the meaning as set forth in the first paragraph.

“Exercise Time” shall have the meaning as set forth in Section 2B below.

“Fair Value” means, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security, the Current Market Price, (iii) if neither (i) nor (ii) is applicable and the Registered Holder of the Imperium Warrant provides timely notice of its disagreement with determination, then Fair Value as determined by an appraiser in accordance with clause (iii) of the definition of “Fair Value” of the Imperium Warrant or as otherwise agreed by the Registered Holder of the Imperium Warrant (which agreement shall be binding and conclusive upon the holder hereof), and (iv) in all other cases, the fair value thereof (as of a date which is within twenty (20) days of the date as of which the determination is to be made) determined in good faith by the Company; provided that if the Registered Holder provide written notice to the Company that it does not agree with the Company’s determination of Fair Value within a reasonable period of time after receipt of such valuation and the documentation on which it is based, such Fair Value shall be determined by an appraiser jointly selected by the Company and the Registered Holder or, if that selection cannot be made within ten (10) days, by an appraiser selected by the American Arbitration Association in accordance with its rules.  The determination of such appraiser shall be final and binding on the Company and the Registered Holder, and the fees and expenses of such appraiser shall be paid by the Company.

“First Exercise Date” means the earliest of; (a) the date when the Current Market Price exceeds the Exercise Price multiplied by 2, (b) the date of a Change of Control transaction or (c) the third anniversary of the Date of Issuance.

“Market Price” means as to any security, the closing price of such security’s sales on the principal exchange on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest reported bid and lowest asked prices on such exchange at the end of such day, or, if on any day such security is not so listed, the average of the reported bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which “Market Price” is being determined and the twenty (20) consecutive Business Days prior to such day; but if such security is listed on a domestic securities exchange the term “Business Days” as used in this sentence means Business Days on which the principal exchange is open for trading.  If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the “Market Price” shall be the Fair Value thereof.

“Options” means any rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

“Other Securities” means any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Convertible Securities.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

“Purchase Rights” shall have the meaning as set forth in Section 4 below.

“Registrable Securities” means (i) any of the shares of Common Stock issuable upon the exercise of this Warrant and (ii) any shares of Common Stock issued or to be issued with respect to the Common Stock issuable upon the exercise of this Warrant by way of a stock dividend or stock split. As to any particular Registrable Security, such security will cease to be a Registrable Security when it (A) has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such security, (B) has been transferred through a broker-dealer in an open market transaction pursuant to Rule 144 (or any similar provision then in force) or (C) is eligible for sale pursuant to Rule 144(b) (or any similar provision then in force).

 “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Warrants” shall have the meaning as set forth in Section 8 below.

SECTION 2.

EXERCISE OF WARRANT.

2A.

Exercise Period and Elective Exercise.  A Registered Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time after the First Exercise Date until 5:00 p.m., Eastern Time, on the fifth (5th) anniversary of the Date of Issuance (the “Exercise Period”).

2B.

Forced Exercise.  Notwithstanding anything to the contrary contained in Section 2A, from and after the Date of Issuance, the Company shall be entitled to force the exercise of the Warrant by providing not less than thirty (30) days prior written notice to the Registered Holder (the “Forced Exercise Notice”), provided, however, that the Registered Holder shall not be forced to exercise such purchase rights at any time when the Current Market Price of a share of Common Stock of the Company on the date of the Forced Exercise Notice is lower than three (3) times the Exercise Price.

2C.

Exercise Procedure.

(i)

This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the “Exercise Time”):

(a)

a completed Exercise Agreement, as described in Section 2D below and in the form set forth in Exhibit I hereto, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);

(b)

this Warrant;

(c)

if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser together with such reasonably requested supporting documentation and/or information relating thereto, if any, as the Company has theretofore requested; and

(d)

either (1) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the “Aggregate Exercise Price”) or (2) a written notice to the Company that the Purchaser is executing a cashless exercise of the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance the number of shares of Common Stock issuable upon such exercise of the Warrant that, when multiplied by the Current Market Price of the Common Stock, is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

(ii)

Certificates for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within ten (10) Business Days after the date of the Exercise Time.  Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical to this Warrant, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such ten (10) Business Day period, deliver such new Warrant to the Registered Holder.

(iii)

The Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time, but if the Company shall have notified the Purchaser, in writing, that additional documentation and/or information is required to effect the exercise of this Warrant, for the purpose of Section 2B(i)(c), the “Exercise Time” shall be the time when the Company receives such documentation and/or information.

(iv)

The issuance of certificates for shares of Common Stock on exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock.  Each share of Common Stock issuable upon exercise of this Warrant shall, on payment of the Exercise Price therefor, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

(v)

The Company shall not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.  The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable on exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

(vi)

The Company shall assist and cooperate with any Registered Holder or Purchaser, at the Registered Holder’s or Purchaser’s expense, except as provided herein, required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

(vii)

Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this Warrant may, at the election of a Registered Holder hereof, be conditioned on the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

(viii)

The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance on the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants.  The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange on which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).  The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance on exercise of the Warrants.

(ix)

On any exercise of this Warrant, the Company may require customary investment representations from a Registered Holder and the Purchaser to assure that the issuance of the Common Stock hereunder shall not require registration or qualification under the Securities Act or any applicable state securities laws and such Registered Holder or the Purchaser, as the case may be, agrees promptly to provide such investment representations to the Company.

2D.

Exercise Agreement.  On any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Common Stock are not to be issued in the name of the Registered Holder or Purchaser, the Exercise Agreement shall also state the name of Registered Holder or Purchaser, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it shall also state the name of the Registered Holder or Purchaser for the unexercised portion of the rights hereunder is to be delivered.  Such Exercise Agreement shall be dated the actual date of execution thereof.

2E.

Fractional Shares.  If a fractional share of Common Stock would, but for the provisions of paragraph 2A, be issuable upon exercise of the rights represented by this Warrant, the Company shall, within ten (10) Business Days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between Current Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

SECTION 3.

ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES.  In order to prevent dilution of the rights granted under this Warrant, the Warrant Quantity and Exercise Price shall be subject to adjustment from time to time as provided in this Section 3.

3A.

Adjustment of Number of Shares and Exercise Price on Certain Issuances.  If the Company, at any time or from time to time after the date hereof, shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3B and 3C below) without consideration or for consideration per share less than the Anti-Dilution Trigger Price, then, in each such case, the Warrant Quantity shall be increased, and the Exercise Price shall be simultaneously and proportionately decreased, concurrently with such issue or sale, to an amount determined by multiplying such Warrant Quantity by a fraction:

(i)

the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided that, for the purposes of this Section 3A(i), (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 3B, such Additional Shares shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding, and

(ii)

the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Anti-Dilution Trigger Price (before giving effect to the adjustment pursuant to this section 3A).

(iii)

The determination of Additional Shares of Common Stock is set forth below in this Section 3.

3B.

Treatment of Options and Convertible Securities.  If the Company at any time or from time to time after the Date of Issuance shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities of the Company entitled to receive, any Options or Convertible Securities (whether or not the rights thereunder are immediately exercisable), then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided, that, such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3D) of such shares would be less than the Anti-Dilution Trigger Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(i)

whether or not the Additional Shares of Common Stock underlying such Options or Convertible Securities are deemed to be issued, no further adjustment of the Warrant Quantity shall be made on the subsequent issue or sale of Convertible Securities or shares of Common Stock on the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of (x) a change of control of the Company, (y) the acquisition by any Person or group of Persons of any specified number or percentage of the voting securities of the Company or (z) any similar event or occurrence, each such case to be deemed hereunder to involve a separate issuance of Additional Shares of Common Stock, Options or Convertible Securities, as the case may be;

(ii)

if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, on the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Quantity computed on the original issue, sale, grant or assumption thereof (or on the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, on any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

(iii)

on the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Warrant Quantity computed upon the original issue, sale, grant or assumption thereof (or on the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, on such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

(a)

in the case of Options for Common Stock or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(b)

in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue or sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 3D) on the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

(iv)

no readjustment pursuant to subdivision (ii) or (iii) above shall have the effect of decreasing the Warrant Quantity by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

(v)

in the case of any such Options which expire by their terms not more than thirty (30) days after the date of issue, sale, grant or assumption thereof, no adjustment of the Warrant Quantity shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (iii) above.

3C.

Stock Dividends, Splits, etc.  If the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day on which such corporate action becomes effective.

3D.

Computation of Consideration.  For the purposes of this Section 3, the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

(i)

insofar as it consists of cash, be computed at the amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

(ii)

insofar as it consists of property (including securities) other than cash, be computed at the Fair Value thereof at the time of such issue or sale, and

(iii)

in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, such allocation to be determined in the same manner that the Fair Value of property not consisting of cash or securities, is to be determined as provided in the definition of Fair Value in this Warrant;

(iv)

Additional Shares of Common Stock deemed to have been issued pursuant to Section 3B, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing:

(a)

the total amount, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible

Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in this subsection (a)

by

(b)

the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

(v)

Additional Shares of Common Stock deemed to have been issued pursuant to Section 3C, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

3E.

Adjustments for Combinations, etc.  In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Quantity in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased (with a corresponding increase to the Exercise Price).

3F.

Dilution in Case of Other Securities.  In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 1) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 3, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 3 with respect to the Warrant Quantity shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the exercise of this Warrant, so as to protect the Registered Holder of this Warrant against the effect of such dilution.

3G.

De Minimis Adjustments.  If the amount of any adjustment of the Warrant Quantity required pursuant to this Section 3 would be less than one-half of one  (0.5%) percent of the Warrant Quantity in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Warrant Quantity of at least one-half of one  (0.5%) percent of such Warrant Quantity.  All calculations under this Warrant shall be made to the nearest 1/10 of a share.

3H.

Abandoned Dividend or Distribution.  If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Warrant Quantity under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to stockholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Warrant Quantity (and Exercise Price) by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

3I.

Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company’s assets or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “ Organic Change”.  Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holder of the Warrants representing a majority of the Common Stock obtainable upon exercise of all Warrants then outstanding) to insure that the Registered Holder of the Warrants shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable on the exercise of such Registered Holder’s Warrant, such shares of stock, securities or assets as would have been issued or payable in such Organic Change (if the Registered Holder had exercised this Warrant immediately prior to such Organic Change) with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable on exercise of such Registered Holder’s Warrant had such Organic Change not taken place.  In any such case, the Company shall make provision (in form and substance commercially reasonably satisfactory to the Registered Holder) with respect to such Registered Holder’s’ rights and interests to insure that the provisions of this Section 3 and Section 4 hereof shall thereafter apply to the Warrants.  The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance commercially reasonably satisfactory to the Registered Holder), the obligation to deliver to each such Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Registered Holder may be entitled to acquire.

3J.

Certain Events.  If any event occurs of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features unless granted under an Approved Share Plan), then the Company’s board of directors shall make an appropriate adjustment in the Warrant Quantity  and Exercise Price so as to protect the rights of the Registered Holder of the Warrants; provided that no such adjustment shall decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 3.

3K.

Notices.

(i)

Immediately upon any adjustment of the Warrant Quantity, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii)

The Company shall give written notice to the Registered Holder at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A)

with respect to any pro rata subscription offer to holders of Common Stock or (B) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

SECTION 4.

PURCHASE RIGHTS.  If at any time the Company issues or sells any Options, Convertible Securities or rights to purchase stock, warrants or equity securities pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Registered Holder of this Warrant shall be entitled to acquire, on the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Registered Holder could have acquired if such Registered Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided that such Registered Holder provides the Company with written notice of its election to acquire such Purchase Rights within five (5) Business Days of receipt of notice thereof by the Company.

SECTION 5.

REGISTRATION RIGHTS

5A.

Piggyback Registration Rights.  Until such time as the Registrable Securities may be sold in accordance with Rule 144(b) of the Commission under the Securities Act, if the Company at any time proposes to file on its behalf and/or on behalf of any of its security holders (the “Demanding Security Holders”) a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form or to the Company’s employees pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold for cash with respect to the Common Stock, it will give written notice to the Registered Holder at least ten (10) days before the initial filing with the Commission of the registration statement (or, in the case of a registration statement that has already been filed with the Commission but has not yet been declared effective, within ten (10) days before the anticipated effective date of the registration statement), which notice shall set forth the intended method of disposition of the securities that the Company proposes to register.  The notice shall offer to include in such filing the aggregate number of Registrable Securities as the Registered Holder may request.  Nothing in this Section 5A shall preclude the Company from discontinuing the registration of its securities being effected on its behalf under this Section 5A at any time and for any reason before the effective date of the registration relating thereto; but, in that event, the Company shall notify the Registered Holder of such discontinuation of the registration.

The Registered Holder desiring to have Registrable Securities registered under this Section 5A shall advise the Company in writing within five (5) days after the date of receipt of such offer from the Company, setting forth the amount of Registrable Securities for which registration is being requested.  The Company shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to the next sentence.  If the managing underwriter or underwriters of the proposed public offering shall advise the Company in writing that, in their good faith opinion, the number of Registrable Securities to be included in such registration would materially and adversely affect the marketing or price of such securities to be sold, the Company will allocate the securities to be included in such registration in accordance with the following priority:  (1) first, the securities to be included in such registration by the Company or the holder or holders initiating the registration and (2) next, the Registrable Securities requested to be included in such registration by the Registered Holder. Except as otherwise provided in Section 5D, the Company shall bear all expenses of such registration.

If any registration pursuant to this Section 5A is underwritten, the Company will select investment banker(s) and manager(s) and make other decisions regarding the underwriting arrangements for the offering.

Unless otherwise consented to in writing by the managing underwriter or underwriters, neither the Company nor any holder of Registrable Securities will effect any public sale or distribution of its Common Stock or its Convertible Securities during the ten (10) day period before, and during the one hundred eighty  (180) day period beginning on the closing date of each underwritten offering by the Company made pursuant to a registration statement filed pursuant to this Section 5A (except as part of such underwritten registration) plus the extension period that is requested by the managing underwriter or underwriters to address FINRA regulations regarding the publication of research whether or not the holder participates in such registration; and, except as may be required under agreements that the Company enters into before the date hereof, the Company shall cause each holder of its privately placed Common Stock or Convertible Securities issued by it at any time on or after the date of this Warrant to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 or Rule 144A of the Commission under the Securities Act.

5B.

Registration Procedures.  The Company shall use its commercially reasonable efforts to effect the registration of any of its Registrable Securities under the Securities Act, to complete the following as expeditiously as possible:

(i)

prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by the registration statement during the Effectiveness Period;

(ii)

furnish to such selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

(iii)

register or qualify the securities covered by the registration statement under such other securities or blue sky laws of such jurisdictions as each holder of such securities shall request (but, the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process or to subject itself to taxation in any jurisdiction), and do such other reasonable acts and things as may be required of it to enable such security holder to consummate the disposition in such jurisdiction of the securities covered by the registration statement;

(iv)

cause the securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable such security holder to consummate the disposition of the securities covered by the registration statement;

(v)

notify each security holder of any securities covered by the registration statement, promptly at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of a Discontinuation Event (as defined below) and the Registered Holder agrees by its acquisition of such Registrable Securities that, on receipt of a notice from the Company of the occurrence of a Discontinuation Event, such Registered Holder will forthwith discontinue disposition of such Registrable Securities under the applicable registration statement until such Registered Holder’s receipt of the copies of the supplemented prospectus and/or amended registration statement or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or registration statement.  For purposes of this Warrant, a “Discontinuation Event” shall mean (1) when the Commission notifies the Company that there will be a “review” of such registration statement and whenever the Commission comments in writing on such registration statement and until the Company has addressed the comments in a supplemented prospectus and/or amended registration statement and/or supplementally; (2) any request by the Commission or any other Federal or state governmental authority for amendments or supplements to such registration statement or prospectus or for additional information and until the request has been responded to; (3) the issuance by the Commission of any stop order suspending the effectiveness of such registration statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (4) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening, in writing, of any proceeding for such purpose; and (5) the occurrence of any event or passage of time that makes the financial statements included in such registration statement ineligible for inclusion therein or any statement made in such registration statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such registration statement, prospectus or other documents so that, in the case of such registration statement or prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading.  The Company agrees to notify the Registered Holder promptly of the occurrence of any Discontinuation Event and to use its reasonable best efforts to eliminate or remove any Discontinuation Event described in (1) through (5) as promptly as practicable.

(vi)

enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

(vii)

make available for inspection by any selling security holder, by any underwriter participating in any disposition to be effected pursuant to the registration statement and by any attorney, accountant or other agent retained by any such selling security holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by such selling security holder, underwriter, attorney, accountant or agent in connection with such registration statement; and

(viii)

otherwise comply in all material respects with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

It shall be a condition precedent to the Company’s obligation to take any action pursuant to this Section 5 in respect of the Registrable Securities at the request of any Registered Holder that such Registered Holder shall furnish to the Company such information regarding the securities held by such Registered Holder, the intended method of disposition thereof and any other information as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.  No Registered Holder may participate in any underwritten registration pursuant to this Warrant unless it (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled under this Warrant to approve such arrangements; (b) completes and executes all questionnaires, powers of attorney, lock-up agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (c) provides all such information reasonably requested by the Company in connection with such registration.

5C.

Expenses.  All expenses incurred in complying with Section 5, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD, printing expenses, fees and disbursements of counsel for the Company and its independent public accountants, including, without limitation, expenses of any special audits incident to or required by any such registration, fees and expenses incurred in connection with the listing of the securities on any securities exchange on which the Common Stock is then listed, the reasonable fees and expenses of one counsel for the selling security holders (selected by those holding a majority of the Registrable Securities being registered), fees and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to subsection 5B(iii) and any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, shall be paid by the Company, except that the Company shall not be liable for any underwriting discounts or commissions or any transfer taxes.

5D.

Indemnification and Contribution.  In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Section 5:

(i)

the Company shall indemnify and hold harmless the holder of such Registrable Securities, such holder’s directors and officers, each underwriter who participated in the offering of such Registrable Securities and each other Person, if any, who controls such holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder, such director or officer or underwriter or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (3) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (4) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer, underwriter or controlling Person for any legal or any other expenses reasonably incurred by such holder or such director, officer, underwriter or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; but the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based on (i) any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance on and in conformity with written information furnished to the Company by such holder, director, officer, underwriter or controlling Person, as the case may be, specifically for use therein or (ii) a failure by the indemnified party to deliver a copy of the registration statement or prospectus or an amendment or supplement thereto after the Company has furnished the indemnified party with a sufficient number of copies of the same.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer, underwriter or controlling Person, and shall survive the transfer of such securities by such holder;

(ii)

Each holder of any Registrable Securities, by acceptance thereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, liabilities, joint or several, to which the Company, any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, liabilities (or actions in respect thereof) arise out of or are based on information in writing provided to the Company by such holder of such Registrable Securities contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto; but such holder’s indemnification obligations under this subsection 5D(ii) shall be limited to an amount equal to the net proceeds actually received by the holder from the sale of Registrable Securities covered by the applicable registration statement;

(iii)

If the indemnification provided for in this Section 5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party under this Section 5 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 5D(iii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iv)

If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against any holder or any Person controlling a holder in respect of which indemnity may be sought from the Company, such holder or controlling Person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel satisfactory to a majority of the holders to be indemnified and the payment of all reasonable expenses in relation thereto.  All such holders or such controlling Persons shall have the right to employ, at their own expense, one counsel plus additional local counsel in any such action and to participate in the defense thereof; provided, if in the reasonable judgment of such holders or such controlling Persons, a conflict of interest exists and it is therefore advisable for such holders or controlling Persons to be jointly represented by separate counsel, then the Company shall pay the reasonable fees and expenses of one such separate counsel, and local counsel, as appropriate, for all such holders and controlling Persons.  The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless each holder and any such controlling Person from and against any loss or liability by reason of such settlement or judgment; and

(v)

Indemnification similar to that specified in subsections (i) and (ii) of this Section 5D shall be given by the Company and each holder (with such modifications as shall be appropriate) with respect to any required registration, or other qualification of the Registrable Securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

5E.

Public Availability of Information.  From and after the date when any registration statement with respect to the Registrable Securities becomes effective and as long as required under the Exchange Act, the Company shall maintain the registration of its Common Stock under Section 12 of the Exchange Act and shall keep effective such registration and shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act, or otherwise.  From and after the date when any registration statement of the Registrable Securities becomes effective, the Company shall comply with the reporting requirements of Section 15(d) of the Exchange Act (whether or not it shall be required to do so pursuant to the provisions of said Section 15(d)) and shall comply with, all other public information reporting requirements required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities, presently existing or hereafter adopted, including Rules 144 and 144A thereunder.

5F.

Supplying Information.  The Company shall cooperate with each holder of Registrable Securities in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.  The Company shall provide the Register Holder with written notice as soon as possible with respect to the possible occurrence of any Event of Default (defined below).

SECTION 6.

NO VOTING RIGHTS; LIMITATIONS OF LIABILITY.  This Warrant  shall not entitle the Registered Holder or Purchaser to any rights as a stockholder of the Company.  No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company, other than in connection with the forced exercise right by the Company in accordance with the terms as set forth in Section 2B.

SECTION 7.

WARRANT TRANSFERABLE.  Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) and any other documentation reasonably requested by the Company in connection therewith, at the principal office of the Company.

SECTION 8.

WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS.  This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrant(s) of like tenor representing in the aggregate the purchase rights hereunder.  The date the Company initially issues this Warrant shall be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.  All Warrants representing portions of the rights hereunder are also referred to herein as the “ Warrants”.

SECTION 9.

REPLACEMENT.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation on surrender of such certificate, the Company shall execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated as of the Date of Issuance.

SECTION 10.

NOTICES.  Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to the Company, at its principal executive offices or (ii) to the Registered Holder of this Warrant, at such Registered Holder’s address as it appears in the records of the Company (unless otherwise indicated by any such Registered Holder).

SECTION 11.

AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants.

SECTION 12.

DESCRIPTIVE HEADINGS; GOVERNING LAW.  The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

*  *  *  *  *  *

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Warrant to be signed by its duly authorized officer and to be dated on the Date of Issuance hereof.

COVER-ALL TECHNOLOGIES INC.
By: __________________________ Name: ________________________ Title: _________________________

EXHIBIT I

EXERCISE AGREEMENT

To:

Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____), hereby agrees to subscribe for the purchase of ______ shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor [in the amount of $_________ (in cash)] [by surrendering debt or equity securities of the Company or any of its wholly-owned Subsidiaries having a Market Price equal to _____________________] [by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Common Stock is equal to _____________________ (and such withheld shares shall no longer be issuable under this Warrant)].

The certificate(s) evidencing ____ shares of Common Stock is to be issued in the name of _____________________________________, whose address is _____________________________________________________________________________ and whose (SS#)(FEIN#) is ___________.

[The number of shares of Common Stock to be issued does not include all shares of Common Stock purchasable as provided in the attached Warrant and, accordingly, a certificate evidencing a new Warrant for _________ shares of Common Stock is to be issued in the name of _____________________________________, whose address is _______________________ ______________________________________________________ and whose (SS#)(FEIN#) is ___________.]

Signature __________________________ By________________________________ Title_______________________________ Address ___________________________

EXHIBIT II

ASSIGNMENT

FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-_____) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Name(s) of Assignee(s)	Address(es)	No. of Shares
Signature
By
Title
Date
Witness